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                                                                   EXHIBIT 10.26

                               LICENSE AGREEMENT

This License Agreement (this "Agreement") is made and entered into this 2nd day of Dec., 1998, between COMPS INFOSYSTEMS, INC., having an office at Suite 100, 9888 Carroll Centre Road, San Diego, California USA 92126 ("LICENSEE") and NCOMPASS LABS INC., having an office at Second Floor, Hudson House, 321 Water Street, Vancouver, British Columbia Canada V6B 1B8 ("NCompass").

                                    RECITALS

A.  LICENSEE and NCompass are manufacturers of computer software;

B. NCompass is the manufacturer and owner of a certain computer software program known as the NCompass ScriptActive(TM) ActiveX(TM) Plug-in;

C. LICENSEE is the manufacturer of certain computer software programs which use ActiveX technology ("ActiveX");

D. LICENSEE desires to obtain, and NCompass is willing to grant, a license to a modified version of the NCompass ScriptActive(TM) ActiveX(TM) Plug-in to enable LICENSEE's end users using a Netscape browser platform to view LICENSEE's Spectrum software product and/or any successor products.

                                   AGREEMENT

IN CONSIDERATION OF the premises and mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   INTERPRETATION

1.1 DEFINITIONS. In this Agreement, the following words shall have the following meanings:

     (a) "CONFIDENTIAL INFORMATION" shall mean all information, documentation, knowledge or data of an intellectual, technical, scientific, commercial or industrial nature relating to the business or Intellectual Property of the disclosing party, including, without limitation, the Source Code of the Licensed Material and information of a financial, planning, cost, pricing or marketing nature which derives actual or potential value from not being generally known or reasonably ascertainable, whether developed by the disclosing party or received by the disclosing party from a third party in circumstances which oblige it to protect such information from unauthorized use or disclosure, but shall not include any information which:

          (i) now or hereafter becomes generally known to the public or is generally known within the computer software industry, without breach of this Agreement;

          (ii) can be proved by the receiving party to have been known by it before disclosure;

          (iii) can be proved by the receiving party to have been received by a third party without breach of a duty of confidentiality or wrongful appropriation of trade secrets;

          (iv) can be proved by the receiving party to have been developed by it independently of any disclosure hereunder; or
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          (v)    is required to be disclosed by law, court order or regulatory process.

     (b) "INTELLECTUAL PROPERTY" shall mean any discoveries, improvements, ideas, patents, copyrights, trade marks, industrial designs, mask works, trade secrets, goodwill and the like, including, without limitation, computer programs, source codes, technical writings, pictorial reproductions, drawings and other graphic representations, whether or not copyrighted or patented or registered or protected, or capable of such registration or protection.

     (c) "LICENSED MATERIAL" shall mean the Source Code to the NCompass ScriptActive(TM) ActiveX(TM) Plug-in installation program and the Object Code to the modified version of the NCompass ScriptActive(TM) ActiveX(TM) Plug-in (customized to function only with the LICENSEE Product), which is more fully described in Schedule A attached to this Agreement, together with all Updates to which LICENSEE is entitled under the terms of this Agreement.

     (d) "OBJECT CODE" shall mean computer code in a form for execution on a computer and/or the code that results from running Source Code through a compiler.

     (e) "SOURCE CODE" shall mean computer code in high-level, human readable language, including comments, and all tools and documentation reasonably necessary to build and/or modify such code.

     (f) "TECHNICAL SUPPORT SERVICES" shall mean the technical support services provided by NCompass to LICENSEE as set out in Schedule B.

     (g) "BUG" shall mean any failure of the Licensed Materials to function within the specifications as set forth in Schedule A and the documentation accompanying the Licensed Materials, except for those failures which do not cause loss of end user data and do not prevent end users from performing production tasks or for which there is a known work-around which has been provided to LICENSEE.

     (h) "DEVELOPMENT SERVICES" shall mean development services which generate enhancements to the Licensed Material specific to the requirements of LICENSEE (including development services required to enable LICENSEE's end users using a Netscape Navigator platform to view any successor products to LICENSEE's software product) and which are in addition to the functionality described in Schedule A and Updates, as described herein.

     (i) "UPDATES" shall mean all maintenance releases, releases supporting any and all releases of Netscape Navigator or Netscape's WWW browser which are made commercially available during the terms of this Agreement, patches, Bug fixes and error corrections to the Licensed Material that do not provide significant additional functionality to the Licensed Material and, for avoidance of doubt, does not include enhancements generated by Development Services.

     (j) "LICENSEE PRODUCT" shall mean LICENSEE's Spectrum software product and/or any successor products which use ActiveX technology.

1.2 CURRENCY. All references to monetary amounts in this Agreement shall mean the lawful currency of the United States of America and all payments hereunder shall be made in such currency.

2.   GRANT OF RIGHTS AND OBLIGATIONS

2.1 GRANT OF LICENSE. NCompass hereby grants to LICENSEE a non-transferable, non-exclusive, worldwide license directly and through third parties (including the right of any third party at any tier to further sublicense solely in conjunction with the distribution of the LICENSEE Product) to reproduce, distribute, license, sell, rent and lease copies of the Licensed Material in Object Code form only, and derivative works

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     thereof, as a component of the LICENSEE Product for a 12 month period commencing upon the date of execution of this Agreement (the "Initial
     Term").

2.2 RENEWAL. Provided that LICENSEE is not in material breach of this Agreement, LICENSEE may renew the grant of license for a further 12 month period upon expiration of the Initial Term (the "Renewal Term") subject to the terms contained herein and by providing NCompass with written notice thereof at least 30 days prior to expiration of the Initial Term and by paying to NCompass the renewal license fee at a price to be agreed upon between the parties.

2.3 MANUFACTURING COSTS. Except as otherwise set out in this Agreement, NCompass shall not be responsible for any manufacturing or distribution costs of LICENSEE relating to the use of the Licensed Material by LICENSEE. LICENSEE shall bear all costs of reproducing and distributing the Licensed Material in accordance with the terms and conditions of this Agreement.

3.   LICENSE FEE

3.1 LICENSE FEE. LICENSEE shall pay to NCompass a royalty (the "License Fee") for all copies of the LICENSEE Product sold by LICENSEE as follows:

     (a) within 30 days of execution of this Agreement, LICENSEE shall make the first nonrefundable royalty prepayment of three thousand six hundred (US$3,600) against the first 1,000 client computers upon which the Licensed Material in installed ("Copies") during the Initial Term;

     (b) within 120 days of execution of this Agreement, LICENSEE shall make the second nonrefundable royalty prepayment of three thousand six hundred (US$3,600) against the first 1,000 client computers upon which the Licensed Material is installed ("Copies") during the Initial Term;

     (c) LICENSEE shall pay NCompass a royalty of four dollars (US$4.00) per copy for the next 2,000 Copies or any portion thereof of Copies licensed during the Initial Term; and

     (d) LICENSEE shall pay NCompass a royalty of three dollars (US$3.00) per copy for any copies in excess of the first 3,000 Copies licensed during the Initial Term.

     LICENSEE agrees to furnish to NCompass, within 30 days of the end of each three month period following execution of this Agreement, a written report certified by the Chief Financial Officer of LICENSEE verifying the number of Copies licensed during the preceding three month period, and to make full payment of all monies due NCompass within 30 days thereafter.

3.2 TAXES. All amounts payable under this Agreement do not include taxes. LICENSEE shall be responsible for the payment of any federal, provincial, state or local taxes which may apply to the payments hereunder; provided, that LICENSEE shall not be responsible for the payment of any taxes based on the income or revenue of NCompass.

3.3 MODIFICATIONS. Except as expressly authorized by NCompass in writing, LICENSEE shall not, and shall ensure that its sublicensees, employees, agents or others acting on its behalf, do not:

     (a) modify, translate, reverse engineer, decompile, disassemble, create derivative works of or copy the Licensed Material or any accompanying documentation; and

     (b) remove, alter, cover, or fail to reproduce any copyright notices or other proprietary rights, notices, placed on or embedded in the Licensed Material by NCompass.

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4.   DELIVERY OF LICENSED MATERIAL

4.1 DELIVERY. NCompass shall deliver the Licensed Material to LICENSEE electronically within seven business days of execution of this Agreement, in such form and content as instructed by LICENSEE. The Licensed Material shall be deemed delivered upon delivery by NCompass to LICENSEE of the Licensed Materials and LICENSEE's successful download of the Licensed Materials.

4.2 ACCEPTANCE. Upon receipt of the Licensed Material, LICENSEE shall evaluate the Licensed Material and shall submit a written notice of acceptance or written notice of rejection to NCompass within 15 business days of receipt by LICENSEE of the Licensed Material (the "Acceptance Period"). Conformity to the specifications and warranties set out in this Agreement shall solely determine LICENSEE's right to accept or reject the Licensed Material.

4.3 DEEMED ACCEPTANCE. If LICENSEE fails to notify NCompass of acceptance within the Acceptance Period, or notifies NCompass of the acceptance of the Licensed Material within the Acceptance Period but fails to provide confirmation in writing, the Licensed Material shall be deemed accepted and such an event shall constitute approval, sign-off and acceptance by LICENSEE of the Licensed Material provided by NCompass under this Agreement.

4.4 NON-COMPLIANCE. If LICENSEE provides NCompass with a notice of rejection within the Acceptance Period stating that the Licensed Material does not comply with the specifications or warranties set out in this Agreement, and provides NCompass with a full disclosure of how the Licensed Material is unsatisfactory, NCompass shall promptly correct such portion of the Licensed Material. If NCompass fails to correct any portion of the Licensed Material within 15 days after receipt of the notice of rejection, or fails to deliver any portion of the Licensed Material within the dates specified in the delivery schedule set out in Article 4.1 of this Agreement, LICENSEE may, at LICENSEE's option:

     (a) extend the correction or delivery period for such portion of the Licensed Material; or

     (b) return the Licensed Material to NCompass and receive a full refund of any monies paid and terminate this Agreement with no further obligation to NCompass.

     This is the sole remedy available to LICENSEE in connection with such termination.

5.   TECHNICAL SUPPORT, MAINTENANCE AND DEVELOPMENT SERVICES

5.1 INITIAL TERM SUPPORT SERVICES. NCompass shall provide to LICENSEE, during the Initial Term, the Technical Support Services, for a fee in the amount of two thousand eight hundred dollars (US$2,800) for the Initial Tenn. Within 30 days of execution of this Agreement, LICENSEE shall make the first installment payment against the Technical Support Services fee of one thousand four hundred dollars (US$1,400) and within 120 days of execution of this Agreement, LICENSEE shall make the second installment payment against the Technical Support Services fee of one thousand four hundred dollars (US$1,400).

5.2 RENEWAL TERM SUPPORT SERVICES. LICENSEE may renew the Technical Support Services provided by NCompass under Article 5.1 for the Renewal Term, upon written notice at least 30 days prior to expiration of the Initial Term. LICENSEE shall pay to NCompass for the Renewal Term, a fee in the amount of two thousand eight hundred dollars (US$2,800), for Technical Support Services. Such fee shall be due and payable within 60 days of the commencement of the Renewal Term.

5.3 AUTHORIZED REPRESENTATIVES. LICENSEE shall appoint up to three persons and NCompass shall appoint up to three persons as their respective authorized support representatives who shall deal exclusively in the receipt and provision of the Technical Support Services.

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5.4  BEST EFFORTS.  In providing the Technical Support Services, NCompass shall cooperate with LICENSEE and use its best efforts to resolve reported support issues or correct errors within its control in the Licensed Material and will issue such materials as are required to effect such corrections.

5.5 NO ADDITIONAL SUPPORT. LICENSEE shall be responsible for all technical support services provided to its sublicensees, distributors and end users. NCompass shall not be responsible for the provision of Technical Support Services or any other technical support services to any person other than LICENSEE. LICENSEE shall not direct its sublicensees, distributors or end users to contact NCompass without the prior consent of NCompass.

5.6 UPDATES. LICENSEE acknowledges and agrees that NCompass may, from time to time, develop Updates. For so long as LICENSEE is paying to NCompass the fee for Technical Support Services, NCompass shall provide Updates to LICENSEE at no additional cost. NCompass shall provide LICENSEE advance notice of the release of any Update and shall promptly provide LICENSEE with copies of such Updates upon their initial release.

5.7 TRAINING. During the Initial Term and the Renewal Term, NCompass shall provide to LICENSEE training in the use of the Licensed Material at the rate of one hundred and twenty-five dollars (US$125) per hour. LICENSEE shall also reimburse NCompass for its reasonable travel and accommodation expenses incurred in providing such training.

5.8 DEVELOPMENT SERVICES. During the Initial Term and the Renewal Term, NCompass shall make available to LICENSEE, software development services relating to enhancements of the Licensed Material specific to the requirements of LICENSEE and in addition to the functionality as set out in Schedule A, at the rate of one hundred and twenty-five dollars (US$125) per hour.

6.   PROPRIETARY RIGHTS AND OBLIGATIONS

6.1 ACKNOWLEDGMENT OF RIGHTS. LICENSEE hereby acknowledges and agrees that the Licensed Material embodies NCompass' Intellectual Property and all right, title and interest in and to NCompass' Intellectual Property, including the Licensed Material. LICENSEE agrees that such rights shall remain the sole and exclusive property of NCompass and no rights therein shall vest in LICENSEE, except as expressly set out in this Agreement. LICENSEE shall indicate to each of its sublicensees that NCompass' Licensed Material is owned by or licensed to NCompass.

6.2 PROTECTION OF CONFIDENTIAL INFORMATION. Except as provided in this agreement, LICENSEE and NCompass shall maintain all Confidential Information of the other party disclosed to it in strict confidence and shall not disclose same to any person except to its employees or contractors having a need to know under this Agreement. LICENSEE and NCompass agree to take all safeguards and actions to maintain the confidentiality of the other party's Confidential Information to the extent normally taken in protecting their own Confidential Information and in any event to a commercially reasonable standard.

6.3 PROTECTION OF INTELLECTUAL PROPERTY. LICENSEE and NCompass agree to take all safeguards and lawful actions reasonably requested by the other party to protect the Intellectual Property of the other party, including, without limitation, promptly notifying the other party upon becoming aware of:

     (a) any notices, actions, threats, or allegations regarding the Licensed Material or any of the other party's Intellectual Property; or

     (b) any infringement or suspected infringement by any third parties of any of the other party's Intellectual Property.

     Each party agrees to provide, at the other party's expense, all reasonable assistance in the registration of any of the other party's Intellectual Property in any jurisdiction.

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6.4  USE OF NCOMPASS TRADEMARKS.  "NCompass", "ScriptActive", and all other trademarks and trade names adopted by NCompass to identify the Licensed Material and other NCompass products or services are and shall remain the property of NCompass and the benefit and goodwill accruing from the usage of such trademarks and trade names by LICENSEE shall belong to NCompass. LICENSEE shall have the right to use the trademarks "NCompass" and "ScriptActive" solely to refer to the Licensed Material, provided that LICENSEE shall:

     (a) comply with NCompass' trademark guidelines as set forth on Schedule C attached hereto;

     (b) include, in any use of any trademark of NCompass, the symbol "TM" and the following statement "___________ is a trademark of NCompass Labs Inc., Vancouver, Canada";

     (c) not use the trademarks "NCompass" and "ScriptActive" as any portion of the LICENSEE trade name or for any of LICENSEE's products;

     (d) at no time challenge or assist others in challenging any NCompass trademark or the registration thereof;

     (e) at no time attempt to register any trademarks or trade names confusingly similar to any NCompass trademark or trade name;

     (f) at no time register, translate or substitute any NCompass trademark or trade names anywhere in the world without NCompass' express prior written consent; and

     (g) include within the packaging of the LICENSEE Product, a graphic design of the NCompass logo and text identifying NCompass as the supplier of the Licensed Material.

     NCompass shall provide copies of its trademark guidelines as they may be modified from time to time in quantities reasonably requested by LICENSEE, and LICENSEE may distribute copies of such guidelines to users of the Licensed Material. LICENSEE shall have no other rights to use the trademarks or trade names except as provided herein.

6.5 USE OF LICENSEE LOGO. LICENSEE hereby grants to NCompass a non-transferable, non-exclusive, fully paid-up, worldwide license to exhibit the LICENSEE logo on the NCompass Web site, until such right is revoked by LICENSEE by notice in writing to NCompass. NCompass acknowledges and agrees that the logo shall remain the property of LICENSEE and that any benefit and goodwill accruing from the usage of such logo by NCompass shall belong to LICENSEE. NCompass shall have no other rights to use the logo, except as provided herein.

6.6 MARKETING RESPONSIBILITIES OF LICENSEE. In marketing and selling the Licensed Material, LICENSEE shall take all reasonable steps to avoid deceptive or misleading practices which may be detrimental to NCompass or to the market for the Licensed Material.

7.   REPRESENTATIONS AND WARRANTIES

7.1  NCOMPASS REPRESENTATIONS AND WARRANTIES.  NCompass represents and warrants:

     (a)  that it has the right and power to license the Licensed Material;

     (b) that the execution and delivery of this Agreement does not violate or constitute a breach of the terms of any agreement, document, charter or by laws to which NCompass is a party or otherwise bound;

     (c) to the best of its knowledge and belief, the Licensed Materials do not infringe any patent, copyright, trademark, trade secret or other intellectual property rights of any third party;

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     (d)  that it has full corporate right, power and authority to enter into this Agreement and performs the acts required of it hereunder; and

     (e) neither this Agreement (or any term hereof) nor the performance of its obligations under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under any law or regulation.

7.2  LICENSEE REPRESENTATIONS AND WARRANTIES.  LICENSEE represents and warrants:

     (a) that it has full corporate right, power and authority to enter into this Agreement and performs the acts required of it hereunder; and

     (b) neither this Agreement (or any term hereof) nor the performance of its obligations under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under any law or regulation.

8.   SOFTWARE WARRANTY

8.1 SOFTWARE FUNCTIONALITY. NCompass warrants that the Licensed Material, if operated as directed, will substantially achieve the functionality described in Schedule A and in its documentation. NCompass does not warrant that the use of the Licensed Material will be uninterrupted or that the operation of the Licensed Material will be error-free or secure.

8.2 SOFTWARE REPRODUCTION. NCompass accepts no responsibility for defects in material and workmanship associated with the reproduction of the Licensed Material by LICENSEE, nor in the media containing the Licensed Material provided by LICENSEE to its sublicensees and end users.

8.3 INDEMNITY. NCompass shall indemnify and hold LICENSEE harmless and will defend, at its own expense (including reasonable legal fees of LICENSEE), any threatened or actual suit against LICENSEE based upon a claim that the Licensed Material, its use or the documentation therefor infringes upon a patent, copyright, trade secret or other intellectual property right of any third party, and will pay any settlement, costs and damages awarded; provided that:

     (a) such infringement has not resulted from a modification of the Licensed Material which has been effected by or for LICENSEE including without limitation as a result of the provision of Development Services. For avoidance of doubt, the indemnification obligation of NCompass, if any, relating to the provision to LICENSEE of Development Services may be addressed by the parties in any separate agreement relating to the provision of Development Services;

     (b) NCompass is promptly notified in writing of any notice received by LICENSEE of any claim or of any threatened or actual suit, but the failure to give such prompt notice shall not relieve NCompass of its obligations hereunder unless such delay results in a material prejudice to the defense thereof;

     (c) NCompass shall have the right to control the defense of any claims, suits or proceedings and LICENSEE shall not settle any claims, suits, or proceedings without NCompass' prior consent;

     (d) at NCompass' request and expense, LICENSEE shall provide all reasonable aid and assistance for the defense of any such claims, suits or proceedings;

     (e) such infringement has not resulted from a combination of the Licensed Material with any other products, processes or material where the alleged infringement relates to such combination (but not, for clarification, where the alleged infringement relates wholly to the Licensed Materials not in combination with any other product, process or material) including, without limitation, the LICENSEE Product; and

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     (f)  LICENSEE does not, within a period of time which is commercially reasonable in the circumstances, continue any allegedly infringing activity after being notified thereof or after having been informed of modifications that would have avoided the alleged infringement.

     In the event that, at any time, LICENSEE or its sublicensees are deprived by a court order of the right to market, distribute or sell the Licensed Material based on a claim that the Licensed Materials infringe upon any patent, copyright, trademark, trade secret or other intellectual property right of a third party, NCompass shall, at its sole expense, use reasonable efforts to: (i) procure on commercially reasonable terms such rights as may be required; or (ii) modify the Licensed Material in a manner sufficient to assure LICENSEE and its sublicensees that they have the right to continue to market, distribute or sell the Licensed Material in the manner contemplated by this Agreement and in such a manner that the modified Licensed Material will substantially conform to the technical specifications of the current Licensed Material, as updated from time to time, without further infringement. If in the reasonable opinion of NCompass such options are not viable, NCompass may terminate this Agreement and refund all fees paid by LICENSEE to NCompass whereupon LICENSEE shall have no further remedies or recourse to NCompass.

     THE FOREGOING STATES THE SOLE AND EXCLUSIVE LIABILITY OF NCOMPASS FOR PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT INFRINGEMENT FROM ANY THIRD PARTY AND IS IN LIEU OF ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, OR STATUTORY IN REGARD THERETO.

8.4 LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF WARRANTY CLAIM WHICH IS COVERED BY ARTICLE 8.1 AND THE REMEDIES AVAILABLE TO LICENSEE UNDER ARTICLE
     4.4 IN CONNECTION WITH A NOTICE OF REJECTION PROVIDED BY LICENSEE WITHIN THE ACCEPTANCE PERIOD, NCOMPASS' LIABILITY UNDER, OR FOR BREACH OF, OR ARISING OUT OF THIS AGREEMENT AND/OR THE LICENSE OF THE LICENSED MATERIAL, IS LIMITED TO AN AMOUNT EQUAL TO THE AMOUNT PAID BY LICENSEE UNDER ARTICLE
     3.1 OF THIS AGREEMENT. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND BUSINESS INTERRUPTION), INDIRECT, INCIDENTAL, SPECIAL, ECONOMIC, OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED UNDER THIS AGREEMENT, WHETHER FOR BREACH OR REPUDIATION OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.5 SPECIFIC EXCLUSION OF OTHER WARRANTIES. EXCEPT FOR A BREACH OF WARRANTY CLAIM WHICH IS COVERED BY ARTICLE 8.1 AND THE REMEDIES AVAILABLE TO LICENSEE UNDER ARTICLE 4.4 IN CONNECTION WITH A NOTICE OF REJECTION PROVIDED BY LICENSEE WITHIN THE ACCEPTANCE PERIOD, NCOMPASS MAKES NO OTHER WARRANTIES, REPRESENTATIONS OR GUARANTEES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED WHETHER ARISING BY STATUTE, CONTRACT, TORT, PRODUCT LIABILITY OR OTHERWISE, REGARDING THE LICENSED MATERIAL OR ANY OTHER MATERIALS OR SERVICES TO BE SUPPLIED HEREUNDER BY NCOMPASS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS AND GUARANTEES AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, TITLE, CONDITION OR QUALITY OF THE LICENSED MATERIALS OR OTHER MATERIALS AND SERVICES SUPPLIED BY NCOMPASS HEREUNDER.

8.6 RISK ALLOCATION. THE PROVISIONS OF THIS ARTICLE ALLOCATE THE RISKS BETWEEN THE PARTIES UNDER THIS AGREEMENT. THE FEES PROVIDED FOR IN THIS AGREEMENT REFLECT THIS ALLOCATION OF RISK AND THE LIMITATION OF LIABILITY SPECIFIED HEREIN.

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9.   TERMINATION AND DEFAULT

9.1  TERMINATION.  This Agreement may be terminated:

     (a) by LICENSEE at any time, in which event LICENSEE shall have no liability for future scheduled payments under Article 3.1 hereof;

     (b)  by NCompass in accordance with Article 8.3 of this Agreement;

     (c) at either party's option if the other party materially defaults in the performance or observance of any of its material obligations under this Agreement and does not remedy the default within 30 days of receiving written demand to do so;

     (d) by NCompass if LICENSEE fails to pay promptly any amount due and payable under this Agreement; or

     (e) at either party's option if the other party becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or if a receiver or trustee in bankruptcy is appointed for the other party, or if any proceeding in bankruptcy, receivership, or liquidation is instituted against the other party and is not dismissed within 30 days.

     The right of termination will be in addition to all other rights and remedies available for default or wrong doing, for example, either party may seek injunctive relief. When either party has the option to terminate, it may exercise that option by giving the other party written notice of such termination, which will be effective upon receipt.

     LICENSEE EXPRESSLY WAIVES AND RENOUNCES ANY CLAIM TO COMPENSATION OR INDEMNITIES THAT MAY EXIST UNDER THE LAWS OF ANY APPLICABLE JURISDICTION FOR ANY TERMINATION OF BUSINESS RELATIONSHIP BY A FOREIGN BUSINESS ENTITY EXCEPT FOR THE TERMS DELINEATED IN THIS AGREEMENT.

9.2 EFFECT OF TERMINATION. Upon termination of this Agreement for LICENSEE's material breach, LICENSEE shall cease using, reproducing, marketing, distributing and selling the Licensed Material, shall discontinue all use of any of NCompass' trademarks, and shall not use any other trademarks that are confusingly similar to the NCompass trademarks. NCompass agrees that upon expiration or termination of this Agreement, for any reason other than for a material breach by LICENSEE, LICENSEE may have the right to continue to sublicense and distribute the LICENSEE Products containing the Licensed Materials, as follows:

     (a) upon the expiry of the term of this Agreement, then for no longer than 30 days thereafter; or

     (b) upon breach of this Agreement by NCompass, then for no longer than 90 days after the termination date.

9.3 RETURN OF DOCUMENTATION. Except as otherwise provided for in this Agreement, within 30 days of termination of this Agreement, LICENSEE shall, at its own expense, return to NCompass, or certify in writing, that it has destroyed all NCompass documentation in its possession, including, without limitation, all material in its possession or control which contains or refers to any of NCompass' Confidential Information.

9.4 RIGHTS OF END USERS SURVIVE TERMINATION. All end user licenses properly granted by LICENSEE prior to the expiry or termination of this Agreement shall survive any expiry or termination of this Agreement.

9.5 SUBLICENSES. LICENSEE agrees to provide in all of its sublicense agreements with third parties that any rights to further sublicense or distribute the Licensed Material under such agreements will terminate upon termination of this Agreement. All such sublicenses shall contain provisions for the protection of

      NCompass' rights in the Licensed Material that are no less restrictive than those provisions set forth in Articles 2.1, 6.1, 6.2, 6.3, 6.4 and
      10.10 and those provisions for the limitation of liability as set forth in
      Article 8 of this Agreement. In each jurisdiction in which the Licensed Material is distributed, LICENSEE shall be responsible to ensure that all sublicenses are enforceable and in compliance with the laws of those jurisdictions. LICENSEE shall be solely responsible for, and NCompass shall have no obligation to honor, any warranty or indemnification obligations made by LICENSEE to any sublicensee to the extent that such obligations exceed those of NCompass to LICENSEE under this Agreement.

9.6 TERMINATION OF TECHNICAL SUPPORT SERVICES. In the event that NCompass is unable or unwilling to provide Technical Support Services under Articles 5.1, 5.2 or 5.6 (as applicable) during the period for which the License Fee described in Article 3.1 has been paid in full, then, upon written request by LICENSEE, NCompass shall grant to LICENSEE a non-transferable, non-exclusive limited license to use the Source Code of the Licensed Material for the sole purpose of correcting Bugs, performing the limited fixes and enhancements described in Schedule B hereto and the development of Updates as defined in Article 5.6. This limited license shall terminate on the earlier of;

      (a)  the date of termination or expiry of this Agreement; and

      (b) the date, if any, upon which NCompass recommences the provision of the Technical Support Services.

      Notwithstanding any other provision of this Agreement, LICENSEE shall not license to, or permit the use of, the Source Code of the Licensed Material by any other person. LICENSEE acknowledges that the use by LICENSEE of the Source Code of the Licensed Material shall in no event give it or be deemed to give it any legal or equitable, proprietary right, title or interest in and to such Bug corrections, fixes, enhancements and Updates resulting therefrom, except for LICENSEE's right to use the same solely as provided in this Agreement.

10.   GENERAL PROVISIONS

10.1 AMENDMENT. This Agreement shall not be subject to amendment, modification or discharge in whole or in part except by written instrument signed by NCompass and LICENSEE. Any and all riders or endorsements attached to this Agreement and signed by the parties hereto shall have the same force and effect as if incorporated into the numbered terms and provisions of this Agreement.

10.2 ASSIGNMENT. LICENSEE and NCompass may not assign this Agreement in whole or in part, except with the prior written consent of the other, such consent not to be unreasonably withheld. LICENSEE may not delegate its authority hereunder without the prior written consent of NCompass. Notwithstanding the foregoing, either party may assign its interest in this Agreement without the prior written consent of the other party, if such assignment is to a third party that is acquiring substantially all of the assignee's business assets or stock.

10.3 CORPORATE AUTHORITY. The persons executing this Agreement covenant and warrant that they have the right, power, legal capacity, and appropriate corporate authority to enter into this Agreement on behalf of the corporation for which they sign below.

10.4 COUNTERPARTS. This Agreement may be executed in counterparts with the same effect as if both parties had signed the same document. Both counterparts shall be construed together and shall constitute one and the same agreement. This Agreement may be executed by the parties and transmitted by facsimile transmission and if so executed and transmitted this Agreement shall be for all purposes as effective as if the parties had delivered an executed original Agreement.

10.5 ENTIRE AGREEMENT. This Agreement supersedes all prior agreements and understandings between the parties about its subject matter and is the entire agreement between the parties in respect to the Licensed Material. This Agreement may not be amended except by written agreement signed by both parties.

10.6 ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the parties, and their successors and permitted assigns.

10.7 FURTHER ASSURANCES. NCompass and LICENSEE shall both execute and deliver such further instruments and do such further acts as may be required to implement the intent of this Agreement.

10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the parties hereto irrevocably submit to the jurisdiction of the courts of such province. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

10.9 INDEPENDENT CONTRACTORS. The parties are independent contractors. No employment, partnership, joint venture or agency relationship is created by this Agreement and one party cannot commit the other.

10.10 EXPORT LAWS. LICENSEE shall comply with the U.S. Foreign Corrupt Practices Act and all export laws, restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority and will not export or allow the export of any Licensed Material in violation of any such restrictions, laws or regulations.

10.11 FORCE MAJEURE. Neither party shall be liable for its failure to perform any of its obligations hereunder (other than failure to make any payments when due hereunder) during any period in which performance is prevented, interrupted or delayed by fire, flood, war, embargo, riot, the intervention of any government authority, shortages of labor, materials or delay in transportation beyond the reasonable control of the party expecting same (each a "Force Majeure"), except that lack of funds or credit shall not constitute a Force Majeure. The party suffering such Force Majeure shall immediately notify the other party of the Force Majeure.

10.12 NOTICE. Any notice or other communication, except a notice of termination or default, required or permitted to be given under this Agreement may be delivered personally or be sent by first class mail, postage prepaid, or by overnight courier to LICENSEE or NCompass at the address indicated on page one hereof, and any such notice or other communication shall be deemed to have been given to the party to whom it was addressed and received by that party on delivery, if delivered personally, and on the fifth business day following the mailing thereof, if mailed. Either party may change the address to which notice is to be given as provided herein. A notice of termination or default shall be sent by registered mail, return receipt requested.

10.13 SEVERABILITY. If any provision of this Agreement is held unenforceable by a court of competent jurisdiction for any reason whatsoever, the unenforceability shall not affect the enforceability of the remaining provisions of this Agreement and the unenforceable or invalid provision shall be severable from the remainder of this Agreement.

10.14 SURVIVAL. Articles 6.2, 8.3, 9.2, 9.3 and 9.4 shall survive termination of this Agreement.

10.15 WAIVER. No notice of waiver of any term of this Agreement will be effective unless in writing signed by the party making such waiver and no waiver of any breach will constitute a waiver of any subsequent or continuing breach. The failure of either party to assert any claim in timely fashion will not alter or restrict any such party's fight to assert any claim for a subsequent breach.

10.16 HEADINGS. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any such section nor in any way effect this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.


NCOMPASS LABS INC.
by its authorized signatory:

/s/ /Dane Chauvel                      December 3, 1998
------------------------------------   ------------------------------------
Dane Chauvel                           Date
Chief Financial Officer


COMPS INFOSYSTEMS, INC.
by its authorized signatory:

/s/ Bob Evatt                          12/2/98
------------------------------------   ------------------------------------
Name:  Bob Evatt                       Date
Title: AVP, PRODUCT DEVELOPMENT

                                   SCHEDULE A

                        LICENSED MATERIAL SPECIFICATIONS

           MODIFIED VERSION OF THE NCOMPASS SCRIPTACTIVE(TM) PLUG-IN

                                VERSION 2.9.0.5

PLATFORMS SUPPORTED

Runs under Windows(TM) NT 4.0 and Windows(TM) 95.
Works with Netscape Navigator(TM) 3.0, 3.01, 3.02, 3.03 and 3.04 and Communicator(TM) 4.0, 4.01, 4.02, 4.03, 4.04, 4.05 and 4.06.

ARCHITECTURE

Written using Visual C++ 5.0 with Service Pack 3.

FUNCTIONALITY

Supports the ActiveX framework, including ActiveX Controls and ActiveX Scripting through VBScript. Supports signed ActiveX Controls.
Contains the NCompass Conversion Tool which is used to modify Internet Explorer specific HTML files to a format compatible with the Netscape browser.

                                   SCHEDULE B

                           TECHNICAL SUPPORT SERVICES

NCompass shall:

     1. promptly provide LICENSEE written notice of known Bugs found in the Licensed Material; and

     2. upon receipt of notice from LICENSEE of a Bug, in sufficient detail to permit NCompass to identify the Bug, provide to LICENSEE one of the following solutions, such choice to be at the discretion of NCompass:

          (a) an existing correction to the Licensed Material,

          (b) a new correction to the Licensed Material,

          (c) a request for more information regarding the Bug, or

          (d) a report explaining how and when NCompass plans to address the Bug; and

     3. make reasonable efforts to resolve Bugs within its control in the Licensed Material within a reasonable period of time; and

     4. use its best efforts to remedy the error or Bug as soon as is feasible if an error or Bug occurs in the Licensed Materials which renders the Licensed Materials or the LICENSEE Product inoperable.

NCompass shall ship Updates to LICENSEE when they become available and such releases will list the Bug fixes and enhancements.

NCompass shall provide the Technical Support Services to LICENSEE by telephone, e-mail, facsimile or mail between the regular business hours of 8:30 AM (PST) and 5:30 PM (PST).

                                   SCHEDULE C

            NCOMPASS GUIDELINES FOR PROPRIETARY NOTICES AND DEVICES

1    All trademarks that do not use designs must be presented as follows:

                                    NCOMPASS

2 The symbol TM should appear beside all trademarks on the right shoulder of the trademarks, unless there is a good reason for not doing so. By way of example:

                                  NCOMPASS(TM)

3    A legend or footnote should appear where the trademark is used reading:

          (TM) denotes trademarks of NCompass Labs Inc., used under license by USER.

     This type of system requires fairly extensive usage of the symbol (TM) in the material to which the footnote refers. If that is not possible, the symbol can be used only with the first appearance of each trademark, or asterisks can be used, or a statement similar to the following can be used:

          NCOMPASS is a trademark of NCompass Labs Inc., used under license by USER.

4 After a trademark is registered in the United States Patent and Trademark Office, when that trademark is used, the (TM) symbol will be replaced by the (R) symbol for all of the foregoing purposes.

5 All written and graphic material bearing the trademarks, including print advertising, should bear a copyright notice consisting of all the following components:

     (a)  the symbol (C);

     (b)  the name NCompass Labs Inc.; and

     (c) the year that copies of the subject material is first published by distribution of copies to the public.

     By way of example, if an item is first published in the year 1998, an appropriate notice would be:

                         "(C) NCompass Labs Inc. 1998".